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                                                                 Exhibit (11)(a)


                               AUDITORS' CONSENT

The Board of Directors of
    The ARCH Fund, Inc.:

We consent to the use of our report incorporated by reference herein dated January 22, 1997 for The ARCH Fund, Inc. as of November 30, 1996 and for the periods indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.





                                                /s/KPMG Peat Marwick LLP
                                                -------------------------------
                                                KPMG Peat Marwick LLP

Columbus, Ohio
August 27, 1997